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                                                                     Exhibit 4.5

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                            USN COMMUNICATIONS, INC.


                   9% CONVERTIBLE SUBORDINATED NOTES DUE 2004

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                          SUPPLEMENTAL INDENTURE NO. 2

                           Dated as of March 5, 1998

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                         HARRIS TRUST AND SAVINGS BANK,

                                    Trustee

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     SUPPLEMENTAL INDENTURE NO. 2, dated as of March 5, 1998 (the "Supplement"), to the Indenture, dated as of September 30, 1996, as supplemented on August 12, 1997 (as supplemented, the "Indenture"), between USN COMMUNICATIONS, INC. (formerly, United USN, Inc.), a Delaware corporation (the "Company"), and HARRIS TRUST AND SAVINGS BANK, as trustee thereunder (the "Trustee"). Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to such terms in the Indenture.

                            RECITALS OF THE COMPANY

     WHEREAS, the Company and the Trustee have entered into the Indenture pursuant to which the Company has issued $36,000,000 aggregate principal amount at Stated Maturity of its 9% Convertible Subordinated Notes due 2004 (the "Convertible Notes");

     WHEREAS, Section 9.01 of the Indenture provides that the Company and the Trustee may, at any time, without notice to or consent of any Holders of the outstanding Convertible Notes, enter into one or more indentures supplemental thereto for the purpose of curing any ambiguity therein, or correcting or supplementing any provision thereof or adding any other provisions with respect to matters or questions arising under the Indenture, provided that such action will not adversely affect the interests of the Holders of the outstanding Convertible Notes in any material respect;

     WHEREAS, all acts and things prescribed by the Indenture and by law necessary to make this Supplement a valid instrument legally binding on the Company and the Trustee, in accordance with its terms, have been duly done and performed; and

     WHEREAS, all conditions precedent to amend or supplement the Indenture have been met.

     NOW, THEREFORE, each party agrees, for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Notes, to the deletions, amendments and modifications set forth below which will become operative pursuant to the terms hereof.

                                       2
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                                   ARTICLE I

                                  AMENDMENTS

          Section 1.01  Deletions, Amendments and Modifications to Article I.

               (a) The following term is inserted in Section 1.01 of the Indenture as a new definition.

          ""Second Consent Agreement" means the Consent Agreement, dated as of January 7, 1998, by and among the Company, Merrill Lynch Global Allocation Fund, Inc. and Merrill Lynch Equity/Convertible Series (Global Allocation Portfolio)."

               (b) The definition of "New Senior Notes" is hereby amended and modified to read in its entirety as follows:

          ""New Senior Notes" means $152,725,000 aggregate principal amount at stated maturity of senior notes to be issued pursuant to the New Senior
     Note Indenture and up to $52,000,000 aggregate principal amount at stated maturity of additional senior notes that may be issued pursuant to the New Senior Note Indenture upon the exchange of Senior Notes, in whole or in part, by the holders thereof for New Senior Notes pursuant to the Consent Agreement, as amended by the Second Consent Agreement."


                                   ARTICLE II

                                 MISCELLANEOUS

          Section 2.01 Effect of this Supplement. This Supplement is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes. Except as specifically modified herein, the Indenture and the Convertible Notes are in all respects ratified and confirmed and shall remain in full force and effect in accordance with their terms.

          Section 2.02 Trustee. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be

                                       3
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assumed, by the Trustee by the reason of this Supplement. This Supplement is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto. The Trustee assumes no responsibility for the recitals contained herein, which shall be taken as statements of the Company, and makes no representation as to the validity or sufficiency of this Supplement.

          Section 2.03 GOVERNING LAW. THIS SUPPLEMENT AND THE CONVERTIBLE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, EXCEPT WITH REGARD TO PRINCIPLES OF CONFLICTS OF LAWS, APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE.

          Section 2.04 Counterparts. This Supplement may be executed in any number of counterparts and by the parties thereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          Section 2.05 Severability. In case any provision in this Supplement, the Indenture or in the Convertible Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          Section 2.06 Titles and Headings. The titles and headings in this Supplement are solely for convenience of reference and will not be given any effect in the construction or interpretation of this Supplement.

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          IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                       USN COMMUNICATIONS, INC.



                                       By
                                         --------------------------------------
                                       Name:
                                       Title:

[Corporate Seal]

Attest


---------------------


                                       HARRIS TRUST AND SAVINGS BANK,
                                        as Trustee



                                       By
                                         --------------------------------------
                                       Name:
                                       Title:

[Corporate Seal]

Attest


---------------------

                                       5
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STATE OF ILLINOIS        )
                         )    SS.:
COUNTY OF COOK           )


          On the _____ day of March, 1998, before me personally came _____________, to me known, who being by me duly sworn, did depose and say that he is ____________ of USN Communications, Inc., one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.




                                       ----------------------------------------
                                       Notary Public


                                       State of Illinois
                                       My commission expires

[Seal]

STATE OF ILLINOIS        )
                         )    SS.:
COUNTY OF COOK           )


          On the ___ day of March, 1998, before me personally came ________________, to me known, who being by me duly sworn, did depose and say that he is ___________________ of Harris Trust and Savings Bank, the Trustee described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.




                                       ----------------------------------------
                                       Notary Public


                                       State of Illinois
                                       My commission expires

[Seal]